Exhibit 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN.  NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$53,000 October 16, 2009

Across America Real Estate Exchange, Inc., a Colorado corporation (the “Company”), promises to pay to WestMountain Prime, LLC, a Colorado limited liability company or permitted assigns (collectively, the “Holder”), the principal sum of Fifty Three Thousand United States Dollars ($53,000.00) when due, whether upon maturity, acceleration, redemption or otherwise and to pay interest on the unpaid principal balance hereof upon maturity, or earlier upon conversion, acceleration or redemption pursuant to the terms hereof, at the Applicable Rate.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”).  If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest.  This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.

1)
Interest; Payments.  Unless it has been previously converted pursuant to Section 2(a), the entire unpaid balance of this Note and all accrued and unpaid interest thereon shall be paid in accordance with Section 2(b) on October 16, 2010 (the “Due Date”).

a)
This Note shall accrue from the date hereof (the “Issue Date”) at the Applicable Rate (calculated on the basis of a 360-day year consisting of twelve 30 day months).  For purposes of this Note, the Applicable Rate shall mean 12%, except in the event that the Company fails to convert any portion of the principal and pay the interest due in which case the Applicable Rate shall thereafter be 18%.

b)
If the Due Date would fall on a day that is not a Business Day (as defined below), the payment due on the Due Date will be made on the next succeeding Business Day with the same force and effect as if made on the Due Date.  “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the city of Fort Collins, Colorado.

2)	Conversion; Repayment if Not Converted.

a)
Optional Conversion.  At any time prior to the Due Date, all outstanding principal under this Note may, at the sole option of the Holder, be converted into common shares of the Company’s Stock equal to the outstanding principal amount of this Note divided by .22 (the “Conversion Stock”).  The Holder shall effect such conversion by delivering to the Company a Notice of Conversion specifying therein its election to convert the entire principal amount of this Note and the date on which such conversion shall be effected (the "Conversion Date").  The Company shall not issue fractional units but shall pay in cash the dollar equivalent of any fractional units computed in accordance with this Section 2.  In addition, the Company shall pay the Holder in cash all accrued and unpaid interest due hereunder on the Conversion Date.

b)
Repayment if Note Not Converted.  In the event that the Holder does not convert all amounts of outstanding principal prior to the Due Date, then on the Due Date, all amounts of outstanding principal and accrued interest shall be due to the Holder in cash, subject to Section 1(a) and Section 5.

c)
Issuance of Conversion Stock.  No later than five (5) Business Days after receipt of the Conversion Notice, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Stock.

d)
Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the conversion rights provided for under this Section 2, such number of common shares as shall be sufficient for issuance upon conversion of this Note in full.  The Company covenants that all Conversion Stock shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

3)	Representations and Warranties of the Company. The Company represents and warrants to the Holder as of the date hereof as follows:

a)
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business.  The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company (a “Material Adverse Effect”).

b)
Power and Authority.  All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery this Note being sold hereunder have been taken.  This Note has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Holder) constitutes valid and legally binding obligation of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4)	Representations and Warranties of the Holder. The Holder hereby acknowledges, represents, warrants and agrees as follows:

a)
Neither the Note nor the issuance of the Common Stock upon conversion of the Note have been nor will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Note has not been nor will be registered under the Securities Act, or any state securities laws.  The Holder understands that the offering and sale of the Note is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and/or the provisions of Regulation D (“Regulation D”) promulgated thereunder;

b)
The Holder is acquiring the Note solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Note to any other person or entity;

c)	The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act;

d)
The Holder is a sophisticated investor and has such knowledge and experience in financial, tax and business matters, including, without limitation, experience in investments by actual participation, so as to enable it to utilize the information made available to it in connection with the offering of the Note, to evaluate the merits and risks of an investment in the Note and to make an informed investment decision with respect thereto;

e)	The execution, delivery and performance of this Note by the Holder has been duly authorized and the Note is a valid and legally binding agreement of the Holder;

f)	The Holder has received all documents requested by the Holder regarding the Company and has reviewed them and believes it is well-informed about the Company;

g)
The Holder acknowledges that neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved the Notes or any of the Conversion Stock or passed upon or endorsed the merits of the offering;

h)	The Holder is aware that an investment in the Note involves a number of very significant risks;

i)
The Holder must bear the economic risk of the investment indefinitely because the Note may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.  A Legend shall be placed on the Note and Conversion Stock to the effect that they have not been registered under the Securities Act or applicable state securities laws and of the resulting limitations on transfer and that appropriate notations thereof will be made in the Company’s books and stock transfer records;

j)	The Holder has taken no action which would give rise to any claim by any person for brokerage commission, finders’ fees or the like relating to this Note or the transactions contemplated hereby;

k)
The Holder has full right, power and authority to enter into and perform its obligations under this Note.  The execution and delivery of this Note the Holder and the consummation of the transactions contemplated herein have been duly authorized and approved by all requisite corporate action, and this Note is a valid and binding obligation of the Holder; and

l)
The Holder’s representations and warranties contained in this Section 4 are accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of the Note and Conversion Stock.

5)	Default.

In the case of one or more of the following events (each such event, a “Default”): (i) the Company fails to pay when due any payment of principal or interest hereof and such failure continues for a period of fifteen (15) business days; (ii) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (iii) the Company applies for a trustee, receiver or other custodian for it or a substantial part of its property; (iv) a trustee, receiver or other custodian is appointed for the Company or for a substantial part of its property; (v) any bankruptcy, reorganization, debt arrangement, or other case or proceeding, is commenced in respect of the Company, or (vi) the Company is in default under the terms of any agreement under which any indebtedness in an aggregate amount of $200,000 is created; then, upon the occurrence of any such Default, the Holder may, without notice, declare the unpaid principal and interest on this Note, and all other obligations of the Company to the Holder, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.  The principal of this Note and any part thereof, and accrued interest, if any, shall bear interest at the rate of twelve percent (18%) per annum after such Default until paid.

6)	Waiver of Certain Rights.

Subject to any applicable notice periods, all parties to this Note, including the maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

7)	Enforcement.

Upon any Default the Holder may employ an attorney to enforce the Holder’s rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the Holder attorneys’ fees, plus all other expenses incurred by the Holder in exercising any of the Holder’s rights and remedies upon default.  The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together against any other funds, property or security held by the Holder for payment or security, in the sole discretion of the Holder.  The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

8)	Miscellaneous.

a)
Successors and Assigns.  This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective heirs, personal representatives, successors and permitted assigns, except that the Holder may not assign or transfer any of its rights or obligations under this Note, by negotiation or otherwise, without the prior written consent of the Company, which shall not be unreasonably conditioned, withheld or delayed.

b)
Amendment.  Changes in or amendments or additions to this Note may only be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

c)	Payments. All payments shall be made in such currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

d)
Notices.  All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier service, or delivered by hand, to the Company or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto and shall be effective upon receipt:

If to the Company:

WestMountain Prime, LLC
103 West Mountain Ave
Fort Collins, Colorado 80524

If to the Holder, to such address as the original purchaser of this Note shall have provided to the Company in writing prior to the closing as may be amended thereafter by written notice by such Holder to the Company delivered as aforesaid; or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other party.  All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth (5th) business day following the date of such mailing and (c) in the case of overnight courier, on the second (2nd) business day.

e)
Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado, without regard to the conflicts of laws provisions thereof.

f)	Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

g)	Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be executed as of the day and year first above written.

ACROSS AMERICA REAL ESTATE EXCHANGE, INC.

By:	/s/ Brian L. Klemsz
Name: Brian L. Klemsz
Title: President

WESTMOUNTAIN PRIME, LLC

By:	/s/ Joseph Zimlich
Name: Joseph Zimlich
Title: Manager